UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2017

Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87‑0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:	(801) 566‑1200

ITEM 8.01 OTHER EVENTS

On October 31, 2017, Utah Medical Products, Inc. announced that it is increasing its regular quarterly cash dividend.  A dividend of $.27 per share is payable on January 3, 2018 to shareholders of record at the close of business on December 15, 2017.  A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01 EXHIBITS

EXHIBIT INDEX

Index
Number	Description

99.1	Press release issued October 31, 2017: Utah Medical Products, Inc. Increases Quarterly Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 10/31/2017	By:/s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO